Exhibit 99.1

KULR Provides Update on its Safe Battery Transportation Partnership with Heritage Battery Recycling

KULR’s Safe Battery Transportation Footprint Expanded Due to Heritage Battery Recycling’s Merger with Retriev Technologies

SAN DIEGO / GLOBENEWSWIRE / October 6, 2021 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a leading developer of next-generation lithium-ion battery safety and thermal management technologies, alongside its recently announced partner Heritage Battery Recycling (“HBR”), expanded its safe battery transportation market share as a result of HBR’s merger with Retriev Technologies (“Retriev”). HBR’s combination with Retriev will create the largest lithium-ion battery recycler in North America.

The combined entity will operate under the Retriev Technologies name as it leverages its extensive reach into the original equipment manufacturer (“OEM”) recycling market Retriev serves. In addition to the existing partnership’s customer programs in the e-bike and scooter markets, KULR will also provide safe transportation logistics to Retriev’s battery collection operations across North America. Retriev will serve the entire battery lifecycle - from pickup and transportation to critical material recovery and reuse.

Retriev, through the HBR network, will maintain access to over 100,000 customer locations, 2,500 employees, and a fleet of over 1,300 vehicles and 108 facility locations across North America.

“Heritage’s merger with Retriev expands our already large recycling footprint within North America and provides a safe and cost-effective solution for their customers to store and transport lithium batteries for recycling,” said Michael Mo, CEO of KULR. “We are proud to provide our space-proven thermal solutions to Retriev and their customers, with the aligned goal of helping provide a safer and cleaner environment for everyone."

Shane Thompson, President of Retriev added: “KULR’s Safe Case, along with its US Department of Transportation special permits for safe transport of higher capacity batteries, meets a large, underserved area of need for Retriev and enables our customers to ship batteries safely back to us for recycling. Given that it’s also a reusable case, it further contributes to the broader green initiatives that are core to our company’s core competency.”

The market size for lithium-ion batteries is forecasted to exceed $116 billion by 2030 with a projected CAGR of 12.3% from 2021 to 2030, according to a recent 2021 report. Growing adoption of electric vehicles along with declining prices of lithium-ion batteries — coupled with government initiatives to promote sustainable energy utilization, will drive the lithium-ion battery market size.

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) develops, manufactures and licenses next-generation carbon fiber thermal management technologies for batteries and electronic systems. Leveraging the company's roots in developing breakthrough cooling solutions for NASA space missions and backed by a strong intellectual property portfolio, KULR enables leading aerospace, electronics, energy storage, 5G infrastructure, and electric vehicle manufacturers to make their products cooler, lighter and safer for the consumer. For more information, please visit www.KULRTechnology.com.

About Retriev Technologies

Retriev, a global leader in battery management and recycling, has been at the forefront of environmentally safe and responsible recycling technology for decades, processing lithium batteries for over 25 years. Retriev utilizes a patented hydrometallurgical process which recovers critical materials necessary for the manufacturing of lithium-ion batteries that are used to power our world. Today's cutting-edge corporations, government entities, and consumers trust Retriev Technologies for its high level of integrity and environmentally responsible battery recycling and management services. To learn more about Retriev, please visit https://www.solvedbyretriev.com/.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 19, 2021. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Media Contact:

Derek Newton

Head, Media Relations

Main: (786) 499-8998

Derek.Newton@KULRTechnology.com

Investor Relations:

Tom Colton or Matt Glover

Gateway Investor Relations

Main: (949) 574-3860

KULR@gatewayir.com